UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2010

ACTUANT CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

13000 West Silver Spring Drive

Butler, Wisconsin 53007

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (414) 352-4160

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

First Amendment to the Actuant Corporation 2009 Omnibus Incentive Plan

On January 12, 2010, at the annual meeting of shareholders of Actuant Corporation (the “Company”), the shareholders of the Company approved the First Amendment to the Actuant Corporation 2009 Omnibus Incentive Plan (the “Omnibus Plan Amendment,” and such plan, as amended, the “2009 Omnibus Plan”). The Omnibus Plan Amendment, among other things, increases the aggregate number of shares of the Company’s Class A Common Stock, par value $.20 per share (“common stock”) issuable under the 2009 Omnibus Plan from 3,000,000 to 5,400,000 shares. The Omnibus Plan Amendment was previously approved by the Company’s Board of Directors (the “Board”) on October 9, 2009, subject to shareholder approval. The summary of the 2009 Omnibus Plan set forth in this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the full text of the 2009 Omnibus Plan, a conformed copy of which is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Purpose of the 2009 Omnibus Plan. The purpose of the 2009 Omnibus Plan is to provide key employees (including officers) of the Company and its subsidiaries and affiliates and its directors with the opportunity to acquire shares of common stock or to receive stock-based compensation based on long-term economic performance of the Company.

Administration. The 2009 Omnibus Plan is administered by the Compensation Committee of the Board (the “committee”). The 2009 Omnibus Plan gives the committee discretion to make awards under the 2009 Omnibus Plan, to determine the type, size and the terms of awards, to determine the criteria for vesting and exercisability, to establish rules for the administration of the 2009 Omnibus Plan, and to make any other determinations that it deems necessary or desirable for the administration of the 2009 Omnibus Plan.

The committee may, to the extent permitted by applicable law, delegate to one or more of the Company’s executive officers the authority to select individuals (other than executive officers and directors) to receive awards under the 2009 Omnibus Plan and to determine the amount and types of awards granted to individuals who are so selected.

Eligibility. Substantially all employees of the Company and its subsidiaries and affiliates, together with its directors, are eligible to participate in the 2009 Omnibus Plan. Currently, holders of share based awards include nine non-employee directors and approximately 400 other employees (including executive officers). The number of participating employees is expected to increase over time based upon the future growth and needs of the Company.

Shares Available for Awards. Immediately following the receipt of shareholder approval of the Omnibus Plan Amendment as of January 12, 2010, of the 5,400,000 shares authorized under the 2009 Omnibus Plan, plus shares of common stock subject to awards outstanding under prior stock plans that have become available for future grant under the 2009 Omnibus Plan (as described below, because they are forfeited or cancelled), 1,729,154 shares are subject to awards outstanding and 3,941,158 shares are available for future grant under the 2009 Omnibus Plan. Grants of stock options and stock appreciation rights reduce the number of shares available for issuance under the 2009 Omnibus Plan by an equal amount of the award grant. As a result of the Omnibus Plan Amendment, upon a grant of awards of restricted stock, restricted stock units or other similar awards (whether performance-based or time-vested) or unrestricted grants of shares of common stock, the number of shares available for issuance under the 2009 Omnibus Plan will be reduced by 1.38 times the number of shares subject to such awards (was 1.71 prior to the Omnibus Plan Amendment). Shares delivered under the 2009 Omnibus Plan may consist, in whole or in part, of authorized and unissued shares of common stock, treasury shares or shares of stock acquired by the Company.

Shares reserved for awards under the 2009 Omnibus Plan or the Company’s prior stock plans that expire, are canceled or are otherwise forfeited in whole or in part will be available for future grant under the 2009 Omnibus Plan. Shares underlying awards under the 2009 Omnibus Plan of restricted stock, restricted stock units or other similar awards (whether performance-based or time-vested) or unrestricted grants of shares of common stock that become available for future grant are added back to the plan in an amount equal to 1.71 times the number of shares subject to awards issued prior to January 12, 2010 and 1.38 times the number of shares subject to awards issued from and after January 12, 2010. Substitute awards may be granted under the 2009 Omnibus Plan in substitution for stock and stock-based awards held by employees or other service providers of an acquired company in a merger, acquisition or consolidation. Substitute awards will not count against the share limit under the 2009 Omnibus Plan.

Individual Limits. In any calendar year, an eligible employee or director may receive, under the 2009 Omnibus Plan, stock options or stock appreciation rights with respect to no more than 500,000 shares of common stock. In addition, in any calendar year, an eligible employee or director may receive restricted stock, restricted stock units, unrestricted grants of shares or other similar awards (whether performance-based or time-vested) with respect to no more than 250,000 shares of common stock.

Adjustments. The aggregate number of shares under the 2009 Omnibus Plan, the type of shares as to which awards may be granted, the exercise price of and number and type of shares covered by each outstanding award and the performance standards applicable to awards are subject to adjustment in the event of a stock dividend, extraordinary distribution, recapitalization or certain other corporate transactions. The committee also has the authority to substitute or exchange any or all outstanding awards or to make a cash payment in respect of such awards in the case of certain corporate transactions.

Types of Awards. The 2009 Omnibus Plan allows any of the following types of awards to be granted alone or in tandem with other awards:

Stock Options. Stock options granted under the 2009 Omnibus Plan may be either incentive stock options, which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code, or non-qualified stock options, which are not intended to meet those requirements. The exercise price of a stock option may not be less than 100% of the fair market value of common stock on the date of grant and the term may not be longer than 10 years, subject to certain rules applicable to incentive stock options. The 2009 Omnibus Plan prohibits the repricing of outstanding stock options. Award agreements for stock options may include rules for the effect of a termination of service on the option and the term for exercising stock options after any termination of service. No option may be exercised after the end of the term set forth in the award agreement.

Stock Appreciation Rights. A stock appreciation right entitles the grantee to receive, with respect to a specified number of shares of common stock, any increase in the value of the shares from the date the award is granted to the date the right is exercised. The base price of a stock appreciation right may not be less than 100% of the fair market value of common stock on the date of grant and the term may not be longer than 10 years. Stock appreciation rights will only be settled in shares of common stock. Award agreements for stock appreciation rights may include rules for the effect of a termination of service on the stock appreciation right and the term for exercising stock appreciation rights after any termination of service. No stock appreciation right may be exercised after the end of the term set forth in the award agreement.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions (which may include attaining certain performance goals). Unless otherwise determined by the committee, if the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock will be forfeited. Restricted stock awards that are conditioned on a participant’s continued employment with the Company or one of its affiliates will not become fully vested earlier than three years from the date of grant and awards that are based upon the achievement of performance factors will not become fully vested prior to one year from the date of grant.

During the restricted period, the holder of restricted stock has the right to vote the shares of restricted stock but will not have the right to receive dividends with respect to such shares, unless, in each case, otherwise provided for by the committee.

Restricted Stock Units. A restricted stock unit entitles the grantee to receive common stock after a “restricted period” during which the grantee must satisfy certain vesting conditions (which may include attaining certain performance goals). Unless otherwise determined by the committee, if the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock unit will be forfeited. The committee is authorized (but not required) to grant holders of restricted stock units the right to receive dividend equivalents on the underlying common stock.

Other Equity-Based Awards. The 2009 Omnibus Plan also authorizes the committee to grant other types of equity-based compensation, including deferred stock units, unvested shares, and other awards that are convertible into on common stock. For example, the committee may grant awards that are based on the achievement of performance goals (described below).

Vesting and Performance Objectives. Awards under the 2009 Omnibus Plan are forfeitable until they become vested. An award will become vested only if the vesting conditions set forth in the award agreement (as determined by the committee) are satisfied. The vesting conditions may include performance of services for a specified period, achievement of performance goals (as described below), or a combination of both. The committee also has authority to provide for accelerated vesting upon occurrence of certain events.

Performance goals selected by the committee as vesting conditions may be based on any one of the following performance goals or combination thereof which may be applicable on a company-wide basis and/or with respect to operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships, or joint ventures: increasing the Company’s net sales; achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; or earnings per share); achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for the Company, one of its affiliates, or a business unit; achieving a target return on the Company’s (or one of its affiliate’s) sales, revenues, capital, assets, or shareholders’ equity; maintaining or achieving a target level of appreciation in the price of shares of common stock; increasing the Company’s (or one of its affiliate’s) market share to a specified target level; achieving or maintaining a share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period; achieving a level of share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period; achieving specified reductions in costs or targeted levels in costs; achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts; achieving a level of cash flow; introducing one or more products into one or more new markets; acquiring a prescribed number of new customers in a line of business; achieving a prescribed level of productivity within a business unit; completing specified projects within or below the applicable budget; completing acquisitions of other businesses or integrating acquired businesses; and expanding into other markets.

Performance goals may be absolute in their terms or measured against or in relationship to other companies or other external or internal measures and may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other special charges such as restructuring expenses, acquisitions, acquisition expenses (including without limitation expenses related to goodwill and other intangible assets), stock offerings, stock repurchases and strategic loan loss provisions.

The committee may, in its discretion, also grant awards based on performance objectives other than those described above. If the committee grants these awards, they will not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Nontransferability. In general, awards under the 2009 Omnibus Plan may not be assigned or transferred except by will or the laws of descent and distribution. However, the committee may allow the transfer of non-qualified stock options to a participant’s immediate family or to a trust or trusts for the benefit of such family members or one or more partnerships of which family members are the only partners.

Change in Control. The committee will determine the treatment of outstanding awards granted under the 2009 Omnibus Plan in connection with any transaction or transactions resulting in a change in control.

Withholding. The Company is authorized to withhold from any award granted and any payment relating to any award under the 2009 Omnibus Plan any applicable taxes. In the discretion of the committee, a participant may satisfy his or her withholding obligations through the Company withholding shares of common stock that would otherwise be delivered upon settlement of the award.

Amendment and Termination. The Board may amend or terminate the 2009 Omnibus Plan at any time. Future amendments to the 2009 Omnibus Plan that increase the total number of shares of common stock that my be granted, increase the maximum number of shares of common stock that may be issued to any individual participant or amend the provision that prohibits repricing of options or stock appreciation rights will not be effective unless approved by the Company’s shareholders. Without the consent of an affected participant, no action may adversely affect in a material manner any right of such participant under any previously granted award.

Effective Date and Duration. The 2009 Omnibus Plan’s effective date is November 6, 2008. Unless it is terminated sooner, no awards will be granted under the 2009 Omnibus Plan more than 10 years after the 2009 Omnibus Plan’s effective date.

New Benefits Under the 2009 Omnibus Plan. The committee has not granted any awards under the 2009 Omnibus Plan that are contingent on shareholder approval of the Omnibus Plan Amendment. All future grants of awards under the 2009 Omnibus Plan that will be made to eligible executive officers, employees and directors are subject to the discretion of the committee and, therefore, are not determinable at this time.

Actuant Corporation 2010 Employee Stock Purchase Plan

On January 12, 2010, at the annual meeting of shareholders of the Company, the shareholders of the Company approved the Actuant Corporation 2010 Employee Stock Purchase Plan First (the “2010 ESPP”). The purpose of the 2010 ESPP is to provide an opportunity for eligible employees of the Company to purchase shares of common stock at a discount through voluntary automatic payroll deductions, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such persons and the Company and its shareholders. The 2010 ESPP was previously approved by the Board on October 9, 2009, subject to shareholder approval. The summary of the 2010 ESPP set forth in this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the full text of the 2010 ESPP, a copy of which is filed as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.

Shares Subject to Plan. The total number of shares of common stock available for issuance under the 2010 ESPP is 400,000. If there is a change in the outstanding shares of common stock by reason of a stock dividend or distribution, stock spilt, recapitalization, combination or exchange of shares or by reason of certain other corporate transactions specified in the 2010 ESPP, the number of shares available for issuance under the 2010 ESPP will be equitably adjusted.

Administration. The 2010 ESPP will be administered by the Compensation Committee of the Board (the “committee”). The committee is authorized to establish rules and regulations as it deems necessary for the proper administration of the 2010 ESPP and to make such determinations and interpretations and to take such action in connection with the 2010 ESPP and any benefits granted thereunder as it deems necessary or advisable.

Eligible Employees. All regular employees of the Company and its subsidiaries may participate in the 2010 ESPP other than, in the discretion of the committee to the extent permitted under Section 423 of the Internal Revenue Code, employees whose customary employment is twenty hours or less per week, employees whose customary employment is for not more than five months per year, and employees who are members of the Company’s executive leadership team.

Offering Periods. The 2010 ESPP will be implemented by consecutive offering periods with a new offering period commencing on the first day of every month, or on such other date as the committee shall determine, and continue thereafter until the last day of the applicable period. The committee will designate the trading day or days following the end of each offering period on which shares will be purchased under the 2010 ESPP.

Payroll Deductions. The committee has the authority to set the minimum and maximum amount of payroll deductions that an eligible employee can make. However, no participants’ right to purchase shares shall accrue at a rate in excess of $25,000 of the fair market value of such shares for each calendar year in which the right is outstanding at any time. The accumulated deductions will be applied to the purchase of shares on each applicable purchase date or dates. The purchase price for shares purchased under the 2010 ESPP shall be determined from time to time by the committee and shall not be less than the lesser of an amount equal to 90% of the closing price of the common stock (i) at the beginning of the offering period or (ii) on the share purchase date.

Amendment. The Board may amend the 2010 ESPP at any time, subject to any required shareholder approval to comply with the requirements of the Securities and Exchange Commission and the Internal Revenue Code. The Board may also suspend or discontinue the 2010 ESPP at any time.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 12, 2010, at the annual meeting of shareholders of the Company, the shareholders of the Company, upon the recommendation of the Board, approved an amendment to the Company’s Articles of Incorporation to increase number of shares of common stock authorized from 84,000,000 to 168,000,000. As a result of this shareholder approval, the Company filed Articles of Amendment to the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Wisconsin on January 12, 2010. A copy of the Articles of Amendment to the Amended and Restated Articles of Incorporation is filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation

99.1	Actuant Corporation 2009 Omnibus Incentive Plan, conformed to reflect the First Amendment thereto

99.2	Actuant Corporation 2010 Employee Stock Purchase Plan (filed as Exhibit B to the definitive proxy statement dated December 4, 2009 relating to the Company’s annual meeting of shareholders held on January 12, 2010 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTUANT CORPORATION
Date: January 14, 2010

/S/ ANDREW G. LAMPEREUR
	Name:	Andrew G. Lampereur
	Title:	Executive Vice President and Chief Financial Officer